UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2025

MATCH GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34148	59-2712887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8750 North Central Expressway, Suite 1400
Dallas, TX 75231
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 576-9352

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.001	MTCH	NASDAQ (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 2, 2025, the Board of Directors (the “Board”) of Match Group, Inc. (the “Company”) appointed Spencer Rascoff as the Company’s Chief Executive Officer, effective February 4, 2025 (the “Effective Date”).  Mr. Rascoff succeeds Bernard Kim, who by mutual agreement with the Board has resigned his positions as Chief Executive Officer and a director of the Company, effective on the Effective Date.
Mr. Rascoff, age 49, has been a director of the Company since March 2024.  Prior to taking on the Chief Executive Officer role with the Company, Mr. Rascoff served as CEO and Founder since May 2021 of 75 & Sunny Ventures, a startup studio and family office, through which he invested in and mentored early-stage companies.  Mr. Rascoff also co-founded Pacaso, a marketplace for vacation home ownership, where he has served as Chair of the Board since September 2020, as well as founder of several early-stage startups.  Mr. Rascoff co-founded Zillow, a technology real estate marketplace company, in 2005 and served as its CEO for ten years.  Prior to Zillow, Mr. Rascoff co-founded and was VP, Corporate Development of Hotwire, a travel website, which was sold to Expedia in 2003.  Mr. Rascoff previously served as a member of the boards of directors of Zillow Group, Inc. from July 2011 through April 2020, Palantir Technologies Inc. from July 2020 through June 2022, TripAdvisor, Inc. from 2013 through June 2020, Supernova Partners Acquisition Company, Inc. from August 2020 through September 2021, Supernova Partners Acquisition Company II, Ltd. from December 2020 through March 2022, and Supernova Partners Acquisition Company III, Ltd. from March 2021 through April 2023.  Mr. Rascoff is also a visiting professor at Harvard University where he teaches classes on entrepreneurship and startups.  Mr. Rascoff graduated from Harvard University with a Bachelor’s degree in Government.
There are no arrangements or understandings between Mr. Rascoff and any other person pursuant to which Mr. Rascoff was selected as an officer.  There are no transactions in which Mr. Rascoff has an interest requiring disclosure under Item 404(a) of Regulation S-K.
CEO Employment Agreement
In connection with the appointment of Mr. Rascoff as the Company’s Chief Executive Officer, the Company entered into an employment agreement with Mr. Rascoff (the “Employment Agreement”), which will take effect on the Effective Date.  The material terms and conditions of the Employment Agreement are summarized below.  Unless otherwise specified, capitalized terms used but not defined below shall have the meanings set forth in the Employment Agreement.
The Employment Agreement has a scheduled term of one year from the Effective Date and provides for automatic renewals for successive one-year terms absent written notice from the Company or Mr. Rascoff.  The Employment Agreement provides that, during the term, Mr. Rascoff will be eligible to receive (i) an annual base salary of $800,000, (ii) discretionary annual cash bonuses based on achievement of formulaic performance goals targeted at 200% of Mr. Rascoff’s annual base salary, (iii) equity awards (as described below) and (iv) customary health and retirement benefits.
On March 1, 2025, Mr. Rascoff will be granted awards of (i) time-based restricted stock units (“RSUs”) of the Company, with a grant date value of $7,200,000, vesting 1/3 on the first anniversary of the grant date and 1/12 every quarter thereafter, subject to continued service, (ii) performance-based restricted stock units (“PSUs”) of the Company, with a target grant date value of $10,800,000, vesting on the third anniversary of the grant date, subject to continued employment and attainment of applicable performance goals based on the Company’s total shareholder return relative to the Nasdaq Composite index (the “Relative TSR PSUs”), and (iii) PSUs of the Company with a grant date value of $30,000,000 (the “Value Creation Award”) as described below.  For the 2026 fiscal year, Mr. Rascoff will be granted equity awards with a target grant date value of not less than $12,000,000, 40% of which will be in the form of RSUs and 60% of which will be in the form of PSUs on terms and conditions no less favorable than the Relative TSR PSUs.  Upon a termination of employment without cause, for good reason, due to the Company’s non-renewal of the employment agreement or due to death (each a “Qualified Termination”), subject to Mr. Rascoff’s execution and non-revocation of a release and compliance with applicable restrictive covenants, (a) any RSUs scheduled to vest during the 12 months following termination will immediately vest, and (b) any PSUs (other than the Value Creation Award which is described below) will remain outstanding through the end of the performance period and vest based on actual performance, which vesting will be prorated based on the number of days employed during the performance period in the event the termination occurs before the date that is 12 months before the end of the performance period.
The Value Creation Award vests subject to continued service and satisfaction of the Company’s stock price hurdles of $40, $50 and $60, each applicable to one third of the award.  A stock price hurdle is met if the volume weighted average price of the Company’s stock equals or exceeds the applicable hurdle for 45 consecutive calendar days during the last year of the three-year performance period.  Fifty percent of a tranche will vest upon satisfaction of the performance goal, and the remaining 50% will vest at the end of the three-year performance period, subject to continued service through the vesting date.  If the Company’s stock trades at or above a stock price hurdle that has not yet been achieved during the last ten trading days of the three-year performance period, any unvested portion of the award will remain outstanding and eligible to meet any unsatisfied stock price hurdle for 90 additional days.  Upon a Qualified Termination, subject to Mr. Rascoff’s execution and non-revocation of a release and compliance with applicable restrictive covenants, (i) if the termination occurs in the last year of the performance period and a stock price hurdle was satisfied prior to termination, the 50% of that tranche that is subject to the service requirement will vest, and (ii) in all other cases, unvested tranches will remain outstanding and eligible to meet any unsatisfied stock price hurdle until the first anniversary of termination (or May 4, 2028, if earlier).
In the event of a termination of employment without cause, for good reason or due to the Company’s non-renewal of the employment agreement, subject to his execution and non-revocation of a release and compliance with applicable restrictive covenants, Mr. Rascoff will be entitled to:
•	Base salary continuation for 12 months (or 18 months if the termination occurs within one year after a change in control) from the date of termination, payable in installments;
•	Target annual bonus (or 1.5x of target annual bonus if the termination occurs within one year after a change in control);
•	Continued healthcare coverage at the Company’s cost for 12 months (or 18 months if the termination occurs within one year after a change in control); and
•
Treatment of equity awards as described above, unless the termination occurs within one year after a change in control, in which case equity awards that are subject to outstanding and unsatisfied performance conditions will be deemed earned at the greater of target and actual performance as of the date of the change in control.

Pursuant to the Employment Agreement, Mr. Rascoff is bound by covenants not to solicit Company employees or business partners during the term of his employment and for 12 months thereafter.  Mr. Rascoff has also agreed not to use or disclose any confidential information of the Company or its affiliates and to be bound by customary covenants relating to proprietary rights and the related assignment of such rights.
The foregoing description is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
  For purposes of Mr. Kim’s employment agreement, his departure will be a termination by the Company without cause.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
Exhibit Number	Description
10.1	Employment Agreement between Match Group, Inc. and Spencer Rascoff, effective February 4, 2025
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATCH GROUP, INC.

By:	/s/ Sean Edgett
Sean Edgett
Chief Legal Officer and Secretary
Date: February 4, 2025